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EXHIBIT 10g(ii)


                         Amendment No. 2
                                to
             Amended and Restated Employment Agreement


     This Amendment No. 2 is made as of February 17, 2004, by and between Paul R. Kuhn ("I", "me", or "my") and Kaman Corporation
("Kaman" or "the Company").

                           WITNESSETH:

     WHEREAS, the Company and I entered into Amendment No. 1,
Amended and Restated Employment Agreement dated September 11, 2001 (the "Employment Agreement"); and

     WHEREAS, the parties desire to amend the Employment Agreement as provided in this Amendment;

     NOW THEREFORE, in consideration of the mutual promises contained in this Amendment, the Company and I agree as follows:

     1. Section IV(a) 3) of the Agreement is hereby amended in its entirety to read as follows:

         "3) with regard to all restricted stock, stock appreciation rights, stock option awards or long-term performance awards that I may have received, (i) all restrictions with respect to any restricted stock shall lapse; (ii) at my election, to be made in writing on or before the Termination Date, either (a) all stock appreciation rights and stock options shall be deemed fully vested and then canceled in exchange for a cash payment equal to the excess of the fair market value of the shares of Kaman Corporation stock subject to the stock appreciation right or stock option on the Termination Date over the exercise price(s) of such stock appreciation rights or stock options, or (b) all stock appreciation rights and stock options shall be deemed fully vested and, following the Termination Date, I shall have the right to exercise such stock appreciation rights and stock options for the periods provided by the Kaman Corporation 2003 Stock Incentive Plan, as amended; and (iii) each long-term performance award shall be deemed fully vested and fully earned and then shall be canceled in exchange for a cash payment equal to 100% of the target value of such award multiplied by a fraction the numerator of which is the number of days elapsing from the date of grant of such award to the Termination Date and the denominator of which is the number of days constituting the full term of such award; and"

     2. Except as expressly modified herein, all provisions of the Employment Agreement shall remain in full force and effect.

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In Witness Whereof, the parties have executed, or caused this
Amendment to be executed on his or its behalf.


                                   -------------------------------
                                   Paul R. Kuhn



                                   -------------------------------
                                   Date


Acknowledged and Agreed this 5th day of
March, 2004.


Kaman Corporation


/s/ Robert M. Garneau
----------------------------
By  Robert M. Garneau
Its  Executive Vice President and CFO





























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